Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Novatel Wireless, Inc. 2009 Omnibus Incentive Compensation Plan, of our reports dated March 1, 2013, with respect to the consolidated financial statements and schedule of Novatel Wireless, Inc., and the effectiveness of internal control over financial reporting of Novatel Wireless, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

                                 /s/ ERNST & YOUNG LLP

San Diego, California

August 28, 2013